Exhibit 21
Subsidiaries of
LEXMARK INTERNATIONAL, INC.

Subsidiaries	State or Country of Incorporation
Blue Mark International SA	France
CEEmark BH d.o.o. Sarajevo	Bosnia
CEEmark Bulgaria EOOD	Bulgaria
CEEmark CRT d.o.o	Croatia
CEEmark-CS Ltd.	Jersey
CEEmark Hungary Kft	Hungary
CEEmark Romania SRL	Romania
CEEmark S&M d.o.o. Beograd	Serbia
Lexmark Asia Pacific Corporation, Inc.	Delaware
Lexmark Canada, Inc.	Canada
Lexmark Deutschland GmbH	Germany
Lexmark Espana, L.L.C.	Delaware
Lexmark Espana, L.L.C. & Cia, S.C.	Spain
Lexmark Europe Holding Company I, L.L.C.	Delaware
Lexmark Europe Holding Company, II, L.L.C.	Delaware
Lexmark Europe S.A.R.L.	France
Lexmark Europe Trading Corporation, Inc.	Delaware
Lexmark Financial Services, LLC	Delaware
Lexmark Government Solutions, LLC	Delaware
Lexmark Handelsgesellschaft m.b.H.	Austria
Lexmark International Mexicana, S. de R.L. de C.V.	Mexico
Lexmark International, S.A. De C.V.	Mexico
Lexmark International Servicios, S. de R.L. de C.V.	Mexico
Lexmark International Africa Sarl	Morocco
Lexmark International Algeria Sarl	Algeria
Lexmark International (Asia) S.A.R.L.	Switzerland
Lexmark International (Australia) PTY LTD	Australia
Lexmark International B.V.	Netherlands
Lexmark International (China) Limited	China
Lexmark International Czech s.r.o.	Czech Republic
Lexmark International de Argentina, Inc.	Delaware
Lexmark International De Chile Ltda	Chile
Lexmark International de Mexico, S de RL de CV.	Mexico
Lexmark International de Peru, SRL	Peru
Lexmark International de Uruguay S.A.	Uruguay
Lexmark International Do Brasil Ltda	Brazil
Lexmark International Egypt Ltd.	Egypt
Lexmark International Financial Services Company Ltd.	Ireland
Lexmark International Hungaria Kft	Hungary
Lexmark International (India) Private Limited	India
Lexmark International Investment Corporation	Delaware
Lexmark International, K.K.	Japan
Lexmark International Logistics, BV	Netherlands
Lexmark International Ltd.	U.K.
Lexmark International (Malaysia) Sdn. Bhd.	Malaysia

Subsidiaries	State or Country of Incorporation
Lexmark International Manufacturing BV	Netherlands
Lexmark International Middle East FZ-LLC	Dubai
Lexmark International (Philippines), Inc.	Philippines
Lexmark International Polska Sp.Zo.o.	Poland
Lexmark International (Portugal) Servicos de Assistencia e Marketing, Unipessoal, Lda.	Portugal
Lexmark International Puerto Rico	Puerto Rico
Lexmark International S.A.	Belgium
Lexmark International S.A.S.	France
Lexmark International SCI	France
Lexmark International (Scotland) Ltd.	Scotland
Lexmark International Slovakia s.r.o.	Slovakia
Lexmark International Service and Support Center Limited	Ireland
Lexmark International (Singapore) PTE LTD	Singapore
Lexmark International South Africa (Pty) Limited	South Africa
Lexmark International S.r.l.	Italy
Lexmark International Technology Hungaria Kft	Hungary
Lexmark International Technology S.A.	Switzerland
Lexmark International Trading Corp.	Delaware
Lexmark Mexico Holding Company, Inc.	Delaware
Lexmark Nordic, L.L.C.	Delaware
Lexmark Operaciones Mexico, S. de R.L de C.V.	Mexico
Lexmark Printer (Shenzhen) Company Ltd	China
Lexmark Receivables Corporation	Delaware
Lexmark Research & Development Corporation	Philippines
Lexmark S.A. (Korea) LTD.	Korea
Lexmark (Schweiz) AG	Switzerland
Lexington Tooling Corporation	Delaware
PERA Bilgi Islem Urunleri Ticaret Limited Sirketi	Turkey
Societe Printmark SA	France
Solution Services Europe GmbH	Germany